UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2016

CAR CHARGING GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-149784	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1691 Michigan Avenue, Sixth Floor

Miami Beach, Florida 33139

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:(305) 521-0200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2016, Kevin Evans resigned from the Board of Directors (the “Board”) of Car Charging Group, Inc. (the “Company”). Mr. Evans was appointed to our Board on October 19, 2016 and was a member of our Audit Committee and our Nominating and Corporate Governance Committee. To the knowledge of the Company’s executives and Board members, Mr. Evans resigned due to a failure to find common ground with the Executive Chairman.

On December 14, 2016, the Company provided Mr. Evans with a copy of the disclosures contained in this Current Report on Form 8-K (the “Report”). The Company has also provided Mr. Evans with the opportunity to furnish the Company with a letter stating whether he agrees with the statements made in this Report and, if he disagrees, the respects in which he disagrees. The Company has not yet received a letter from Mr. Evans. If Mr. Evans sends a letter, the Company will file it as an exhibit to an amendment to this Report within two business after the Company receives it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Car Charging Group, Inc.

Dated: December 14, 2016	By:	/s/ Michael Calise
	Name:	Michael Calise
	Title:	Chief Executive Officer